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                                    EXHIBIT 3

                            ARTICLES OF AMENDMENT OF
                            TICKETMASTER GROUP, INC.


It is hereby certified that:

     1. The present name of the corporation is Ticketmaster Group, Inc. The corporation was originally incorporated on January 20, 1988 under the name Ticketmaster Holdings Group, Ltd. The corporate name was changed on September 22, 1994.

     2. The name and address of the registered agent of the corporation on the date hereof is The Prentice-Hall Corporation System, Inc., 33 North LaSalle Street, Chicago, Illinois, 60602.

     3. The number of shares of each class of capital stock of the corporation issued on the date hereof and the amount of paid-in capital as of such date is:

                                                     Number of
                                   Par Value           Shares          Paid-In
    Class          Series          Per Share           Issued          Capital
    -----          ------          ---------         ----------        --------
   Common            A            no par value       15,310,404       $3,705,000

     4. The text of the Articles of Incorporation as amended and restated is as follows:


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                      OF TICKETMASTER HOLDINGS GROUP, LTD.


                                    ARTICLE I

     The name of the corporation (which is hereinafter referred to as the "Corporation") is Ticketmaster Group, Inc.


                                   ARTICLE II

     The address of the Corporation's registered office in the State of Illinois is 33 North LaSalle Street, in the City of Chicago, County of Cook. The name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.


                                   ARTICLE III

     The purpose for which the Corporation is organized is the transaction of any or all lawful businesses for which corporations

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may be incorporated under the Illinois Business Corporation Act of 1983, as the same may be amended from time to time (the "BCA").


                                   ARTICLE IV

     A.   CLASSES AND NUMBER OF SHARES.

          The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is one hundred million (100,000,000) shares, consisting of eighty million (80,000,000) shares of common stock, no par value (the "Common Stock"), and twenty million (20,000,000) shares of undesignated preferred stock, no par value (the "Preferred Stock").

     B.   PREFERRED STOCK.

          The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Illinois (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

               (i) The designation of the series, which may be by distinguishing number, letter or title.

               (ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

               (iii) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

               (iv) Dates at which dividends, if any, shall be payable.

               (v) The redemption rights and price or prices, if any, for shares of the series.


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               (vi) The terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series.

               (vii) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

               (viii) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

               (ix) Restrictions on the issuance of shares of the same series or of any other class or series.

               (x) The voting rights, if any, of the holders of shares of the series.

     C.   COMMON STOCK.

          (1) COMMON STOCK SUBJECT TO TERMS OF PREFERRED STOCK. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

          (2) DIVIDEND RIGHTS. The holders of shares of the Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation out of funds legally available therefor.

          (3) RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of the Common Stock shall be entitled to receive, ratably with each other holder of shares of Common Stock, that portion of the assets of the Corporation available for distribution to the holders of its Common Stock, as the number of shares of the Common Stock held by such holder bears to the total number of shares of Common Stock then outstanding.

          (4) VOTING RIGHTS. Except as may be provided in these Articles of Incorporation or in a Preferred Stock Designation, the holders of shares of the Common Stock shall have the exclusive right to vote on all matters (for which a common shareholder shall be entitled to vote thereon) at all meetings of the shareholders of the Corporation, and shall be entitled to one vote for each share of the Common Stock entitled to vote at such meeting.


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                                    ARTICLE V

               (a) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to (i) make, alter, amend or repeal all or any provision of the By-laws of the Corporation; PROVIDED, however, that a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class, may alter, amend or repeal any provision of the By-laws, and (ii) from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of shareholders; and, except as so determined or as provided in any Preferred Stock Designation, no shareholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

               (b) The Corporation may in its By-laws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of a majority of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph (a) of this
Article V.

               (c) In connection with any matter which shall require for its adoption the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote on such matter or the affirmative vote of the holders of at least two-thirds of the outstanding shares of each class or series of shares entitled to vote as a class on such matter, said two-thirds vote requirement is hereby superseded pursuant to the authority granted by the BCA and such matter shall be authorized by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such matter and, if required by law, the affirmative vote of holders of a majority of the outstanding shares of each class or series of shares entitled to vote as a class on such matter.


                                   ARTICLE VI

               (a) Subject to the rights of the holders of any series of Preferred Stock as set forth in a Preferred Stock Designation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed by the By-laws of the Corporation and may be increased or


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decreased from time to time in such a manner as may be prescribed by the By-laws.

               (b) Cumulative voting for the election of directors of the Corporation shall not be permitted.

               (c) Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

               (d) The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be elected for one year terms at each annual meeting of shareholders. Each director shall hold office until his or her successor shall have been duly elected and qualified.

               (e) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the then outstanding Voting Stock, voting together as a single class.

               (f) Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of a majority of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this
Article VI.


                                   ARTICLE VII

     The Corporation shall, to the fullest extent permitted by Section 8.75 of the BCA, as amended from time to time, indemnify all officers and directors of the Corporation and advance expenses reasonably incurred by all officers and directors of the Corporation.


                                  ARTICLE VIII

     To the fullest extent permitted by the BCA, as amended from time to time, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 8.65 of the BCA or (iv) for any transaction from which the director derived an improper personal benefit.


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                                   ARTICLE IX

     In determining what is in the best interest of the Corporation, a director of the Corporation shall consider the interests of the shareholders of the Corporation and, in his or her discretion, may consider (a) the interests of the Corporation's employees, suppliers, creditors and customers, (b) the economy of the nation, (c) community and societal interests and (d) the long-term as well as short-term interests of the Corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the Corporation.


                                    ARTICLE X

     The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Articles of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Illinois at the time in force may be added or inserted in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in their present form or as hereafter amended are granted subject to the rights reserved in this Article X; PROVIDED, HOWEVER, that any amendment or repeal of Article VII or Article VIII of these Articles of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.


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